Hudson Pacific Properties, Inc.
Press Release
Hudson Pacific Properties Reports
Fourth Quarter 2021 Financial Results

Full Year Net Income of $0.04 per Diluted Share
Achieved High End of Full Year FFO Guidance Range of $1.99
per Diluted Share (Excluding Specified Items)
Signed in aggregate over 1.8 million square feet of office leases
Achieved full-year GAAP and cash office rent growth of 14.0% and 7.1%, respectively
Same-store office and studio cash NOI increased 4.9% and 11.3%, respectively

Fourth Quarter Net Income of $0.05 per Diluted Share
Fourth Quarter FFO of $0.52 per Diluted Share (Excluding Specified Items)
Signed over 448,000 square feet of office leases
Achieved GAAP and cash office rent growth of 16.2% and 11.2%, respectively
Stabilized and in-service office leased percentages increased to 93.8% and 92.8%, respectively

Provided Full-Year 2022 FFO Guidance
$2.01 to $2.09 per diluted share (excluding specified items)
____________
LOS ANGELES (February 16, 2022)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the fourth quarter 2021.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:
"We ended 2021 by reaching the high end of our outlook in another pandemic-challenged year as we benefited from our ongoing diversification of owning studio and office properties," stated Victor Coleman, Hudson Pacific Properties' Chairman and CEO. "As the demand for content continues to expand, we are well positioned to benefit in the coming years. During the quarter, we continued to execute effectively, leasing nearly half a million square feet of office space and ending the year 92.8% leased. We remain highly committed to the ongoing expansion of our studio portfolio, and accelerating leasing in the coming year across our assets in efforts to enhance long-term shareholder value."

Consolidated Financial & Operating Results
For fourth quarter 2021 compared to fourth quarter 2020:
•Net income attributable to common stockholders of $8.1 million, or $0.05 per diluted share, compared to net loss of $8.5 million, or $0.05 per diluted share;
•FFO of $78.7 million, or $0.51 per diluted share, compared to $62.0 million, or $0.41 per diluted share;
•FFO, excluding specified items, of $79.6 million, or $0.52 per diluted share, compared to $66.8 million, or $0.44 per diluted share;
◦Specified items consisting of transaction-related expenses of $1.5 million, or $0.01 per diluted share, and one-time, prior-period supplemental property tax reimbursements of $0.7 million, or $0.00 per diluted share, compared to a one-time tax reassessment management cost of $5.5 million, or $0.04 per diluted share, and a one-time net property tax savings for

Hudson Pacific Properties, Inc.
Press Release
periods prior to the fourth quarter of 2020 of $0.7 million, or $0.00 per diluted share;
•Total revenue grew 18.0% to $240.5 million;
•Total operating expenses were $198.0 million compared to $178.9 million; and
•Interest expense was $30.1 million compared to $29.6 million.

Office Segment Results
Financial & operating
Fourth quarter 2021 compared to fourth quarter 2020:
•Total revenue increased 11.5% to $205.7 million;
•Operating expenses were $72.8 million compared to $67.7 million; and
•Net operating income and cash net operating income for the 42 consolidated same-store office properties increased 4.6% and 2.8%, respectively.
Leasing
•In-service office portfolio was 91.8% occupied and 92.8% leased; and
•Executed 74 new and renewal leases totaling 448,121 square feet with GAAP and cash rent growth of 16.2% and 11.2%, respectively.

Studio Segment Results
Financial & operating
Fourth quarter 2021 compared to fourth quarter 2020:
•Total revenue grew 79.7% to $34.8 million;
•Total operating expenses were $19.6 million compared to $9.9 million, including a $2.2 million one-time supplemental property tax savings on Sunset Gower in fourth quarter 2020; and
•Net operating income and cash net operating income for the three same-store studio properties decreased 9.5% and 17.3%, respectively. Adjusted for the one-time supplemental property tax savings on Sunset Gower occurring in fourth quarter 2020, net operating income and cash net operating income for the three same-store studio properties would have increased 17.7% and 6.9%, respectively.
Leasing
•Trailing 12-month occupancy for the three same-store studio properties was 85.7%.

Leasing Activity
Executed significant leases across the portfolio during fourth quarter 2021
•Amazon leased an additional 52,588 square feet at 1918 Eighth in Seattle beginning May 2022 through September 2030, coterminous with its existing 606,562-square-foot lease.
•Tipalti signed a 26,986-square-foot lease commencing January 2022 through September 2028 at Bentall Centre in Downtown Vancouver.
•Hopkins & Carley signed a 15,805-square-foot lease commencing December 2021 through July 2032 at 555 Twin Dolphin in Redwood Shores.

Capital Transactions
Purchased office tower in Seattle's Denny Triangle
Hudson Pacific acquired the leasehold interest in 5th & Bell, a 197,000-square-foot office building in

Hudson Pacific Properties, Inc.
Press Release
Seattle's vibrant Denny Triangle submarket for $119 million before closing costs and prorations. The immediately accretive transaction further expanded Hudson Pacific's Downtown Seattle portfolio to 2.7 million square feet, and deepened its relationship with Amazon, which leases the entirety of the property's 192,000-square-foot office component.

Repurchased 1.3 million shares of common stock
The Company repurchased 1.3 million shares of common stock at an average price of $24.07 per share, bringing total shares repurchased in 2021 to 1.9 million at an average price of $23.82 per share.

Raised over $400 million through preferred stock offering
Hudson Pacific completed a public offering of 16 million shares, as well as the exercise of the underwriters' over-allotment option to purchase another 1 million shares, of 4.750% Series C Cumulative Redeemable Preferred Stock, generating total proceeds, after underwriters’ discount and offering expenses, of approximately $413 million. The Company contributed the net proceeds to its operating partnership, which in turn used a portion of the net proceeds to repay amounts outstanding under its credit facility and other indebtedness, inclusive of the $25.2 million loan secured by 10950 Washington maturing in March 2022.

Development
Commenced construction on Los Angeles-area studio facility
The Company began construction on its 241,000-square-foot, seven-stage Sunset Glenoaks studio development in Sun Valley, with delivery anticipated in third quarter 2023. The project, owned 50/50% by Hudson Pacific and Blackstone, expands the partnership's Los Angeles-area studio portfolio to 42 stages across four facilities, and will offer content creators a unique production environment as the first large-scale, purpose-built facility built in the city in more than 20 years.

Delivered One Westside mall-to-office conversion to Google
The Company delivered its 584,000-square-foot, award-winning One Westside mall-to-creative office adaptive-reuse project fully leased to Google for tenant improvements on-budget and nearly two months ahead of schedule.

Progressed pipeline of near-term (re)development projects
The Company has finalized designs for its fully entitled 538,000-square-foot Washington 1000 office development in Seattle's Denny Triangle, and could commence construction within 12 months from the podium's delivery as part of the Washington State Convention Center Addition. Hudson Pacific continues to make progress on planning approvals for its 20-25 stage Sunset Waltham Cross studio development in the UK and its 450,000-square-foot Burrard Exchange hybrid-mass-timber office development at Bentall Centre in Vancouver. Sunset Waltham Cross and Burrard Exchange are jointly owned by Hudson Pacific/Blackstone 35/65% and 20/80%, respectively.

Financings
Recast $1 billion unsecured revolving credit facility
Hudson Pacific amended and restated its unsecured revolving credit facility to, among other adjustments, increase availability from $600 million to $1 billion and extend the maturity date to December 21, 2025 with two options to extend for additional six-month periods.

Secured $94 million construction loan for Sunset Glenoaks
Hudson Pacific and Blackstone secured a $94 million construction loan to finance a portion of its Sunset Glenoaks studio development, with total estimated projects costs of $180-200 million.

Hudson Pacific Properties, Inc.
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Balance Sheet
At the end of the fourth quarter 2021:
•$3.0 billion of the Company's share of unsecured and secured debt and Series A preferred units (net of cash and cash equivalents) resulting in a leverage ratio of 41.0%.
•Approximately $1.0 billion of total liquidity comprised of:
◦$96.6 million of unrestricted cash and cash equivalents; and
◦$875.0 million of undrawn capacity under the unsecured revolving credit facility.
•Access to another $173.2 million of undrawn capacity under the construction loan secured by One Westside and 10850 Pico as well as $90.7 million of undrawn capacity under the construction loan secured by its Sunset Glenoaks studio development.
•Investment grade credit rated with 66.5% unsecured and 81.1% fixed-rate debt and a weighted average maturity of 4.8 years.

Dividend
•The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, payable on December 30, 2021 to stockholders of record on December 20, 2021.

ESG Leadership
Earned top honors in 2021 GRESB Real Estate Assessment
In addition to achieving Green Star and highest 5-Star ratings for the third consecutive year, Hudson Pacific was recognized by the Global Real Estate Sustainability Benchmark (GRESB) as an Office Sector Leader for the Americas, ranking first among the 22 companies in this category in the Development Benchmark. The Company also received an "A" Public Disclosure score, ranking first among U.S. office companies.

Pledged $1 million to support veteran housing
Hudson Pacific pledged a $500,000 monetary donation and another $500,000 in pro bono work to support The Veterans Fund, a $10 million launch fund for the capital campaign to build the nation’s largest veteran housing community at the West Los Angeles VA Campus across the street from the Company's headquarters.

2022 Outlook
The Company is providing 2022 full-year FFO guidance in the range of $2.01 to $2.09 per diluted share, excluding specified items. There are no specified items in connection with this guidance.

The FFO outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

Hudson Pacific Properties, Inc.
Press Release
Unaudited, in thousands, except share data

	Current Guidance
	Full Year 2022
Metric	Low	High
FFO per share	$2.01	$2.09
Growth in same-store office property cash NOI(1)(2)	2.00%	3.00%
Growth in same-store studio property cash NOI(1)(2)	15.00%	16.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$49,000	$59,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(3,100)	$(3,100)
General and administrative expenses(4)	$(78,000)	$(82,000)
Interest expense(5)	$(129,500)	$(132,500)
Interest income	$1,700	$1,800
Corporate-related depreciation and amortization	$(17,950)	$(18,050)
FFO from unconsolidated joint ventures	$6,000	$7,000
FFO attributable to non-controlling interests	$(75,000)	$(79,000)
FFO attributable to Preferred Units / Shares	$(20,800)	$(20,800)
Weighted average common stock/units outstanding—diluted(6)	152,750	153,750
(1)Same-store for the full year 2022 is defined as the 43 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2021, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2022. Same-store office property cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store office property cash NOI growth would be 3.50% - 4.50%.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $20,500 in 2022.
(5)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $5,800 in 2022.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2022 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2021 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2021 financial results at 11:00 a.m. PT / 2:00 p.m. ET on February 17, 2022. Please dial (844) 200-6205 and enter passcode 967644 to access the call. International callers should dial (929) 526-1599 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website

Hudson Pacific Properties, Inc.
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at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling over 20 million square feet, including land for development. Focused on global epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Google, Netflix, Riot Games, Square, Uber and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the S&P MidCap 400 Index. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release
Consolidated Balance Sheets
Unaudited, in thousands, except share data

	December 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,361,477	$8,215,017
Accumulated depreciation and amortization	(1,283,774)	(1,102,748)
Investment in real estate, net	7,077,703	7,112,269
Non-real estate property, plant and equipment, net	58,469	8,444
Cash and cash equivalents	96,555	113,686
Restricted cash	100,321	35,854
Accounts receivable, net	25,339	22,105
Straight-line rent receivables, net	240,306	225,685
Deferred leasing costs and intangible assets, net	341,444	285,836
U.S. Government securities	129,321	135,115
Operating lease right-of-use asset	287,041	264,880
Prepaid expenses and other assets, net	119,000	55,469
Investment in unconsolidated real estate entities	154,731	82,105
Goodwill	109,439	8,754
Assets associated with real estate held for sale	250,520	—
TOTAL ASSETS	$8,990,189	$8,350,202

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,733,903	$3,399,492
In-substance defeased debt	128,212	131,707
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	300,959	235,860
Operating lease liability	293,596	270,014
Intangible liabilities, net	42,290	49,144
Security deposits and prepaid rent	84,939	92,180
Liabilities associated with real estate held for sale	3,898	—
Total liabilities	4,653,933	4,244,533

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	129,449	127,874

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
4.750% series C cumulative redeemable preferred stock, $0.01 par value, 17,000,000 authorized; 17,000,000 and no shares outstanding at December 31, 2021 and 2020, respectively	425,000	—
Common stock, $0.01 par value, 490,000,000 authorized, 151,124,543 and 151,401,365 shares outstanding at December 31, 2021 and 2020, respectively	1,511	1,514
Additional paid-in capital	3,317,072	3,469,758
Accumulated other comprehensive loss	(1,761)	(8,133)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,741,822	3,463,139
Non-controlling interest—members in consolidated real estate entities	402,971	467,009
Non-controlling interest—units in the operating partnership	52,199	37,832
Total equity	4,196,992	3,967,980
TOTAL LIABILITIES AND EQUITY	$8,990,189	$8,350,202

Hudson Pacific Properties, Inc.
Press Release
Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020		2021	2020
REVENUES
Office
Rental	$202,382	$181,263		$782,736	$721,286
Service and other revenues	3,276	3,205		12,634	14,633
Total office revenues	205,658	184,468		795,370	735,919
Studio
Rental	13,513	11,989		49,985	48,756
Service and other revenues	21,311	7,386		51,480	20,290
Total studio revenues	34,824	19,375		101,465	69,046
Total revenues	240,482	203,843		896,835	804,965
OPERATING EXPENSES
Office operating expenses	72,796	67,653		280,334	262,199
Studio operating expenses	19,550	9,945		55,513	37,580
General and administrative	17,500	23,939		71,346	77,882
Depreciation and amortization	88,107	77,351		343,614	299,682
Total operating expenses	197,953	178,888		750,807	677,343
OTHER INCOME (EXPENSE)
Income from unconsolidated real estate entities	151	667		1,822	736
Fee income	898	1,074		3,221	2,815
Interest expense	(30,139)	(29,638)		(121,939)	(113,823)
Interest income	926	960		3,794	4,089
Management services reimbursement income—unconsolidated real estate entities	253	—		1,132	—
Management services expense—unconsolidated real estate entities	(253)	—		(1,132)	—
Transaction-related expenses	(1,547)	—		(8,911)	(440)
Unrealized gain (loss) on non-real estate investments	4,951	(128)		16,571	(2,463)
Impairment loss	—	—		(2,762)	—
Loss on extinguishment of debt	(10)	—		(6,259)	(2,654)
Other (expense) income	(1,006)	(1,058)		(2,553)	548
Total other expense	(25,776)	(28,123)		(117,016)	(111,192)
Net income (loss)	16,753	(3,168)	—	29,012	16,430
Net income attributable to Series A preferred units	(153)	(153)		(612)	(612)
Net income attributable to Series C preferred shares	(2,281)	—		(2,281)	—
Net income attributable to participating securities	(260)	(720)		(1,090)	(1,041)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,042)	(6,378)		(21,806)	(18,955)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	122	1,864		2,902	4,571
Net (income) loss attributable to non-controlling interest in the operating partnership	(77)	79		(61)	(10)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$8,062	$(8,476)		$6,064	$383

BASIC AND DILUTED PER SHARE AMOUNTS
Net income (loss) attributable to common stockholders—basic	$0.05	$(0.05)		$0.04	$0.00
Net income (loss) attributable to common stockholders—diluted	$0.05	$(0.05)		$0.04	$0.00
Weighted average shares of common stock outstanding—basic	152,137,508	151,585,520		151,618,282	153,126,027
Weighted average shares of common stock outstanding—diluted	152,271,140	151,585,520		151,943,360	153,169,025

Hudson Pacific Properties, Inc.
Press Release
Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income (loss)	$16,753	$(3,168)	$29,012	$16,430
Adjustments:
Depreciation and amortization—Consolidated	88,107	77,351	343,614	299,682
Depreciation and amortization—Non-real estate assets	(4,331)	(566)	(7,719)	(2,286)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,497	1,424	6,020	5,605
Impairment loss	—	—	2,762	—
Unrealized (gain) loss on non-real estate investments	(4,951)	128	(16,571)	2,463
Tax impact of unrealized gain on non-real estate investment	1,973	—	3,849	—
FFO attributable to non-controlling interests	(17,867)	(13,025)	(64,388)	(37,644)
FFO attributable to preferred units	(2,434)	(153)	(2,893)	(612)
FFO to common stockholders and unitholders	78,747	61,991	293,686	283,638
Specified items impacting FFO:
Transaction-related expenses	1,547	—	8,911	440
One-time tax reassessment management cost	—	5,500	—	5,500
One-time straight line rent reserve	—	—	—	2,620
One-time prior period net property tax adjustment	(687)	(702)	(581)	(937)
One-time debt extinguishment cost—Company's share	—	—	3,187	2,654
FFO (excluding specified items) to common stockholders and unitholders	$79,607	$66,789	$305,203	$293,915

Weighted average common stock/units outstanding—diluted	153,700	152,576	153,332	154,084
FFO per common stock/unit—diluted	$0.51	$0.41	$1.92	$1.84
FFO (excluding specified items) per common stock/unit—diluted	$0.52	$0.44	$1.99	$1.91

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
Press Release
Net Operating Income
Unaudited, in thousands

	Three Months Ended December 31,
	2021	2020
RECONCILIATION OF NET INCOME (LOSS) TO NET OPERATING INCOME (“NOI”)(1):
Net income (loss)	$16,753	$(3,168)
Adjustments:
Income from unconsolidated real estate entities	(151)	(667)
Fee income	(898)	(1,074)
Interest expense	30,139	29,638
Interest income	(926)	(960)
Management services reimbursement income—unconsolidated real estate entities	(253)	(1,132)
Management services expense—unconsolidated real estate entities	253	1,132
Transaction-related expenses	1,547	—
Unrealized (gain) loss on non-real estate investments	(4,951)	128
Loss on extinguishment of debt	10	—
Other expense	1,006	1,058
General and administrative	17,500	23,939
Depreciation and amortization	88,107	77,351
NOI	$148,136	$126,245

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	168,394	163,729
Straight-line rent	584	(1,128)
Amortization of above-market and below-market leases, net	2,010	1,892
Amortization of lease incentive costs	(404)	(418)
Same-store office revenues	170,584	164,075

Same-store studios cash revenues	20,113	19,539
Straight-line rent	665	(154)
Amortization of above-market and below-market leases, net	—	6
Amortization of lease incentive costs	(9)	(16)
Same-store studio revenues	20,769	19,375

Same-store revenues	191,353	183,450

Same-store office cash expenses	59,267	57,561
Straight-line rent	325	366
Non-cash portion of interest expense	11	4
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	60,189	58,517

Same-store studio cash expenses	12,157	9,916
Non-cash portion of interest expense	79	29
Same-store studio expenses	12,236	9,945

Same-store expenses	72,425	68,462

Same-store net operating income	118,928	114,988
Non-same-store net operating income	29,208	11,257
NET OPERATING INCOME	$148,136	$126,245

SAME-STORE OFFICE NOI INCREASE	4.6%
SAME-STORE OFFICE CASH NOI INCREASE	2.8%
SAME-STORE STUDIO NOI DECREASE	(9.5)%
SAME-STORE STUDIO CASH NOI DECREASE	(17.3)%

Hudson Pacific Properties, Inc.
Press Release

1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.